Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Alfa Corporation:

We consent to incorporation by reference in the registration statements (No. 33-77916 and 33-76460) on Form S-8 and (No. 33-83134) on Form S-3 of Alfa Corporation of our reports dated March 9, 2005, with respect to the consolidated balance sheets of Alfa Corporation and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004 and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in or are incorporated by reference in the December 31, 2004 Annual Report on Form 10-K of Alfa Corporation.

/s/    KPMG LLP

Birmingham, Alabama

March 9, 2005